Exhibit 99.1

NEWS RELEASE

Contact:

Dan Evans

dan.evans@intermec.com

425-267-2975

Federal Trade Commission Grants Early Termination of

Waiting Period for Acquisition of Intermec by Honeywell International Inc.

Merger Expected to Close on September 17, 2013

EVERETT, Wash., September 13, 2013 – Intermec, Inc. (NYSE: IN) today announced that it had received notification from the Federal Trade Commission (“FTC”) that because the FTC’s investigation of the previously announced potential acquisition of Intermec (the “Merger”) by Honeywell International Inc. (“Honeywell”) had been concluded based on the consent decree relating to the Merger approved by the FTC on September 13, 2013, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to the Merger had been terminated.

As previously disclosed the Merger was approved by Intermec’s stockholders on March 19, 2013 and received regulatory approval from the European Commission on June 14, 2013. FTC clearance is the final regulatory approval expected and Intermec expects to complete the Merger by September 17, 2013, subject to the satisfaction or waiver of the remaining closing conditions relating to the Merger.

Forward-Looking Statements

Statements made in this press release and related statements that express Intermec’s, our management’s or others’ intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts, or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: the satisfaction or waiver of closing conditions relating to the Merger; and the timing of completion of the Merger, if at all. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project,” and “expect,” and similar expressions as they relate to us or our management or others are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, at the investor relations tab of Intermec’s website at www.intermec.com (which website (including the information contained therein) is not incorporated herein by reference).

About Intermec

Intermec Inc. (NYSE: IN) is the workflow performance company. We design the leading data capture and information management solutions at the interface between mobile workers, assets, and customers. For more information about Intermec, visit www.intermec.com or call 800-347-2636.